EXHIBIT 99.1

HOLLYWOOD MEDIA REPORTS 2003 FINANCIAL RESULTS

               - FULL YEAR 2003 REVENUES INCREASE 12% OVER 2002 -

     - FOURTH QUARTER 2003 REVENUES INCREASE 15% OVER FOURTH QUARTER 2002 -

                              - GAAP LOSS NARROWS -

Boca Raton, FL, March 30, 2004 -- Hollywood Media Corp. (Nasdaq: HOLL - News), a leading provider of news, information and ticketing covering the entertainment and media industries, today announced financial results for the fourth quarter and 12 months ended December 31, 2003.

FINANCIAL RESULTS

Net revenues for the twelve months ended December 31, 2003 increased $7.1 million, or 12 percent, to $64.9 million from $57.8 million for the same period of 2002. The net loss for full year 2003 was $7.4 million, or $0.36 per share, compared with a net loss of $82.8 million, or $3.24 per share, for full year 2002. The $82.8 million loss for the year 2002 includes a previously reported $57.3 million non-cash charge relating to the Company's exchange agreement with Viacom.

Net revenues for the three months ended December 31, 2003 increased $2.4 million or 15 percent to $19.2 million compared to the $16.8 million reported in the same period of 2002. The net loss for the fourth quarter of 2003 was $0.8 million, or $0.04 per share, compared with a net loss of $4.7 million, or $0.23 per share, for fourth quarter 2002.

Mitchell Rubenstein, Chairman and CEO of the Company, stated, "Our diverse business model, with multiple revenue streams, is proving beneficial as we have witnessed marked improvements in our overall financial performance. Our Broadway Ticketing business, including Broadway.com and 1-800-Broadway, grew 15 percent in 2003 compared to 2002. This division benefited from an increase in ticket sales on Broadway.com along with additional service offerings, such as hotel rooms, which were actively marketed to customers. We also benefited in 2003 from an 18 percent increase in the revenues of our Intellectual Property division and a 12 percent revenue increase in revenues in our Data Business when compared to the 2002 calendar year. I am pleased with our results for 2003."

Mr. Rubenstein continued, "MovieTickets.com (in which we have a 26.4 percent equity interest) experienced another solid year of growth, with revenues up almost 300 percent so far in the first quarter 2004 as compared to the same period in 2003 as customers have embraced the convenience of purchasing their box office tickets online. We successfully expanded this service offering in Europe where we see significant growth opportunities. We also made strides with our cable TV network, Totally Hollywood TV ("THTV"), as this channel has proven its viability to consumers. Looking ahead, we remain confident and we anticipate continued growth of our business, driven in large part by our Broadway ticketing operations, including the continued expansion into ticket sales for London's West End shows, and the expansion of our affiliate programs, as well as growth in Internet ad sales with a focus on significantly ramping up ad sales at Hollywood.com and continued growth in our Data businesses. We have established a portfolio of premier entertainment brands, in particular Broadway.com and Hollywood.com, and we will focus on leveraging these established brands in the coming quarters."

The Company's 2002 results have been restated, as reflected in the financial tables included in this release, to correct an error in the way the Company had previously accounted for ticketing revenues, ticketing cost, and its equity interest in a joint venture. These changes, in the aggregate, increased net loss for 2002 by 1.5 percent. The Company believes these adjustments are not material to its fiscal year 2002 results.

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RECENT DEVELOPMENTS

During and subsequent to the fourth quarter of 2003, the Company continued to execute its operating strategy. Specifically:

In February, 2004, Hollywood Media announced the completion of a $16.4 million private placement, which included the issuance to investors of 5,773,355 shares of its common stock and warrants to purchase 1,443,339 shares of its common stock, resulting in net proceeds to the Company of approximately $15.2 million. The net proceeds of the private placement will be utilized for various corporate purposes, including the continued expansion of Totally Hollywood TV, for potential accretive acquisitions, for working capital and other general corporate purposes.

The Company completed a successful Video-On-Demand(VOD)-based advertising campaign for Buick. The campaign ran during July and August 2003 on Totally Hollywood TV and featured 30-second advertisements in connection with the Buick Rainier SUV's "Tiger Trap 2003."

The Company's Tekno Books unit (which is part of the Company's Intellectual Property division) growth in revenue in 2003 vs. 2002 was driven in large part by its participation in a new Left Behind book series. Previous Left Behind books (not involving Tekno Books) have sold over 60 million copies worldwide and hold sales records for Christian fiction.

TELECONFERENCE INFORMATION

As previously announced, management will host a teleconference to discuss the Company's 2003 financial results. The conference call is scheduled for today, Tuesday, March 30, 2004, at 4:30 p.m. Eastern Time.

To access the teleconference, please dial 800-231-5571 if calling within the United States or 973-582-2703 if calling internationally approximately five minutes prior to the start of the call. The teleconference will also be available via live webcast on the investor relations portion of the Company's website, located at http://www.hollywood.com/about_us/. Following prepared remarks, management will take questions from the audience via phone and e- mail. To ask a question via e-mail, please send your questions to questions@exec.hollywood.com in advance of, or during, the live call.

If you are unable to listen to the live teleconference at its scheduled time, there will be a replay available through April 6, 2004, and can be accessed by dialing 877-519-4471 (U.S.), 973-341-3080 (Int'l), passcode 4632085. A replay of the teleconference will also be archived on the investor relations portion of the Company's web site.

About Hollywood Media

Hollywood Media Corp. is a leading provider of news, information and ticketing covering the entertainment and media industries. On the strength of its history in developing comprehensive entertainment industry databases, as well as its major strategic partners and unique content, the Company has launched a network of media businesses. The Company's Data Business includes CinemaSource, EventSource, AdSource and Baseline/FilmTracker. The Company's Broadway Tickets business includes Broadway.com, 1-800-Broadway and Theatre Direct International. These services supply thousands of media outlets with specific information on entertainment events such as movies, live theater and concerts, and sell tickets for Broadway shows. The Company's businesses also include an intellectual property business, as well as Hollywood.com and a minority interest in MovieTickets.com. In addition, the Company owns and operates the interactive digital cable television network, Totally Hollywood TV ("THTV").

[FINANCIAL TABLES FOLLOW]

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Statements in this press release may be "forward-looking statements" within the meaning of federal securities laws. The matters discussed herein that are forward-looking statements are based on current management expectations that involve risks and uncertainties that may result in such expectations not being realized. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous potential risks and uncertainties including, but not limited to, the need to manage our growth and integrate new businesses, our ability to develop strategic relationships, our ability to compete with other media, data and Internet companies, technology risks, the volatility of our stock price, and other risks and factors described in Hollywood Media Corp.'s filings with the Securities and Exchange Commission including our Form 10-K report for 2002. Such forward-looking statements speak only as of the date on which they are made, and Hollywood Media Corp. does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

                     HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                               December 31,      December 31,
                                                   2003              2002
                                                   ----              ----

                   ASSETS                                      (As Restated,
                                                            See Note 1 below)
    CURRENT ASSETS:
     Cash and cash equivalents                  $1,867,999        $2,342,238
     Receivables, net                            1,496,934         1,845,063
     Inventories                                 5,770,289         7,144,311
     Prepaid expenses                              941,966         1,026,454
     Other receivables                             654,141           510,532
     Other current assets                           10,296           247,532
     Deferred advertising - CBS                     38,807           924,780
     Total current assets                       10,780,432        14,040,910

    RESTRICTED CASH                                850,000               --
    PROPERTY AND EQUIPMENT, net                  2,236,906         3,563,569
    INVESTMENTS IN AND ADVANCES TO EQUITY
     METHOD INVESTEES                              164,205           294,438
    INTANGIBLE ASSETS, net                       1,603,985         2,342,807
    GOODWILL, net                               40,813,682        40,773,968
    OTHER ASSETS                                   431,811           737,231
    TOTAL ASSETS                               $56,881,021       $61,752,923

     LIABILITIES AND SHAREHOLDERS' EQUITY

    CURRENT LIABILITIES:
     Accounts payable                           $2,201,431        $1,354,663
     Accrued expenses and other                  5,178,467         4,299,655
     Notes payable                                     --            250,000
     Loan from shareholder/officer                 600,000               --
     Accrued exit and retail closure
      costs                                            --             27,500
     Deferred revenue                            9,063,317         9,374,156
     Current portion of capital lease
      obligations                                  227,538           340,083
     Total current liabilities                  17,270,753        15,646,057

    CAPITAL LEASE OBLIGATIONS, less
     current portion                               178,790           238,546
    DEFERRED REVENUE                               193,063           214,626
    MINORITY INTEREST                               21,895               --
    OTHER DEFERRED LIABILITY                       903,192         2,381,863
    CONVERTIBLE DEBENTURES, NET                  4,027,629         3,223,988

    COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY:
 Preferred Stock, $.01 par value,
  539,127 shares authorized; none
  outstanding                                         --                --

Common stock, $.01 par value, 100,000,000
  shares authorized; 21,810,266 and
  20,253,863 shares issued and outstanding
  at December 31, 2003 and December 31,
  2002, respectively                               218,103           202,539

Additional paid-in capital                     279,087,772       277,261,293

Deferred compensation                             (162,500)             --

Accumulated deficit                           (244,857,676)     (237,415,989)

Total shareholders' equity                      34,285,699        40,047,843

TOTAL LIABILITIES AND SHAREHOLDERS'
 EQUITY                                        $56,881,021       $61,752,923

(1) Accrued expenses and other has been increased by $444,774 for the 2002 restated financial statements as a result of an underaccrual for Broadway Ticketing purchases.

    Deferred revenue has been increased by $484,154 for the 2002 restated financial statements as a result of an underaccrual for Broadway Ticketing gift certificates.

    Investments in and advances to equity method investees has been decreased by $315,734 for the 2002 restated financial statements as a result of an underaccrual of deferred revenue.

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                      HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Yearly)

                                                   YEARS ENDED DECEMBER 31,
                                                    2003              2002
                                                    ----              ----

                                                                (As Restated,
                                                             See Note 1 below)

    NET REVENUES
        Ticketing                              $52,266,539        $45,333,627
        Other                                   12,592,423         12,419,490
                                                64,858,962         57,753,117

    OPERATING EXPENSES:
        Cost of revenues - ticketing            44,850,254         39,930,761
        Editorial, production,
         development and technology              5,347,062          5,587,852
        Selling, general and
         administrative                         18,706,679         20,833,096
        Amortization of CBS advertising            885,974         11,251,566
        Impairment loss - CBS advertising              --          57,274,680
        Write-off of prepaid trade
         credits                                       --             655,500
        Depreciation and amortization            2,624,729          3,074,614
        Provision for closed stores and
         lease termination costs                       --             (14,644)

            Total operating expenses            72,414,698        138,593,425

            Operating loss                      (7,555,736)       (80,840,308)

    EQUITY  IN EARNINGS OF INVESTMENTS             957,681            234,504

    OTHER INCOME (EXPENSE):

        Interest, net                           (1,442,707)        (1,272,879)
        Other, net                               1,163,308           (250,566)

             Loss before minority
              interest                          (6,877,454)       (82,129,249)

    MINORITY INTEREST IN EARNINGS OF
     SUBSIDIARIES                                 (564,233)          (665,529)

             Net loss                          $(7,441,687)      $(82,794,778)

    Basic and diluted loss per common
     share                                          $(0.36)            $(3.24)

    Weighted average common and common
     equivalent shares
       outstanding - basic and diluted          20,829,183         25,535,626

(1) Net Revenues have been reduced by $484,154, or 0.8%, in the 2002 restated financial statements as a result of an underaccrual for Broadway Ticketing gift certificates.

    Cost of Revenues - Ticketing has been increased by $444,774, or 1.1%, in the 2002 restated financial statements as a result of an underaccrual for Broadway ticketing purchases

    Equity in earnings of investments has been decreased by $315,734 as income recognized by the investee during 2002, was incorrectly recorded.

    The number of weighted average shares outstanding was reduced by 144,080 shares for the year ended December 31, 2002 to exclude shares issued of restricted stock until vesting date.

    As a result of the changes noted above, net loss for the year ended December 31, 2002 was increased by $1,244,662, or 1.5%.

                     HOLLYWOOD MEDIA CORP. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Quarterly)

                                               THREE MONTHS ENDED DECEMBER 31,
                                                   2003              2002
                                                   ----              ----
                                                               (As Restated,
                                                             See Note 1 below)

    NET REVENUES
        Ticketing                              $15,740,983       $14,206,043
        Other                                    3,508,202         2,595,402
                                                19,249,185        16,801,445

    OPERATING EXPENSES:
        Cost of revenues - ticketing            13,220,646        12,371,468
        Editorial, production,
         development and technology              1,517,939         1,056,920
        Selling, general and
         administrative                          4,915,871         6,214,601
        Amortization of CBS advertising            276,781           315,071
        Depreciation and amortization              784,928           649,118
        Provision for closed stores and
         lease termination costs                       --            (14,644)

            Total operating expenses            20,716,165        20,592,534

            Operating loss                      (1,466,980)       (3,791,089)

    EQUITY IN EARNINGS OF INVESTMENTS             (77,924)         (133,093)

    OTHER INCOME (EXPENSE):

        Interest, net                             (405,704)         (420,522)
        Other, net                               1,271,473          (257,600)

             Loss before minority
              interest                            (679,135)       (4,602,304)

    MINORITY INTEREST IN EARNINGS OF
     SUBSIDIARIES                                 (114,544)          (69,861)

             Net loss                            $(793,679)      $(4,672,165)

    Basic and diluted loss per common
     share                                          $(0.04)           $(0.23)

    Weighted average common and common
     equivalent shares outstanding -
     basic and diluted                          21,486,263        19,990,456

(1) Net Revenues have been increased by $14,669, or 0.1%, in the three months ended December 31, 2002 restated financial statements as Broadway Ticketing gift certificate revenue was understated.

    Cost of Revenues - Ticketing has been increased by $66,830, or 0.7%, in the three months ended December 31, 2002 restated financial statements as a result of an underaccrual for Broadway ticketing purchases

    Equity in earnings of investments has been decreased by $315,734 recognized by the investee during 2002, was incorrectly recorded.

    The number of weighted average shares outstanding was reduced by 216,951 shares for the three months ended December 31, 2002 to exclude shares issued of restricted stock until vesting date.